SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact Name of Registrant as Specified in Its Charter)	CITIGROUP FUNDING INC. (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	42-1658283 (I.R.S. Employer Identification no.)

399 Park Avenue

New York, New York 10043

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-122925; 333-122925-01; 333-132370;

333-132370-01.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
S&P 500 Index Buffer Notes due March 5, 2010	NYSE Arca, Inc.
Financial Select Sector SPDR Fund Buffer Notes due March 4, 2010	NYSE Arca, Inc.
S&P 500 Index Buffer Notes due February 4, 2010	NYSE Arca, Inc.
Dow Jones Industrial Average Buffer Notes due May 7, 2010	NYSE Arca, Inc.
iShares MSCI Emerging Markets Index Fund Buffer Notes due May 7, 2010	NYSE Arca, Inc.
Financial Select Sector SPDR Fund Buffer Notes due April 8, 2010	NYSE Arca, Inc.
Citi U.S. Equity Model Index Strategic Market Access Notes due May 25, 2010	NYSE Arca, Inc.

10% Schlumberger Ltd. ELKS due June 5, 2009	NYSE Arca, Inc.
13.5% JC Penney Company, Inc ELKS due July 9, 2009	NYSE Arca, Inc.
14% Morgan Stanley ELKS due December 4, 2008	NYSE Arca, Inc.
10% Merck & Co. ELKS due April 29, 2009	NYSE Arca, Inc.
11.75% Deere & Co. ELKS due April 6, 2009	NYSE Arca, Inc.
10.5% AT&T Inc. ELKS due February 5, 2009	NYSE Arca, Inc.
13.5% Amazon.com, Inc. ELKS due July 9, 2009	NYSE Arca, Inc.
14% Research In Motion Ltd. ELKS due June 5, 2009	NYSE Arca, Inc.
11% Celgene Corp. ELKS due April 6, 2009	NYSE Arca, Inc.
8.5% Microsoft Corporation ELKS due September 4, 2009	NYSE Arca, Inc.
10.5% Intel Corporation ELKS due May 7, 2009	NYSE Arca, Inc.
10% Federal National Mortgage Association ELKS due January 1, 2009	NYSE Arca, Inc.
10.5% Oracle Corporation ELKS due January 8, 2009	NYSE Arca, Inc.
10.5% EMC Corp. ELKS due February 5, 2009	NYSE Arca, Inc.
8% Exxon Mobil Corp. ELKS due September 4, 2009	NYSE Arca, Inc.
11.5% NYSE Euronext ELKS due March 5, 2009	NYSE Arca, Inc.
11.5% Nokia Corporation ADRs ELKS due August 6, 2009	NYSE Arca, Inc.
9% ELKS Cisco Systems, Inc. ELKS due August 6, 2009	NYSE Arca, Inc.
10.75% Valero Energy Corp. ELKS due May 7, 2009	NYSE Arca, Inc.
12% International Game Technology ELKS due August 6, 2009	NYSE Arca, Inc.
12.5% Alcoa Inc. ELKS due December 4, 2008	NYSE Arca, Inc.
8.5% Exxon Mobil Corp. ELKS due March 25, 2009	NYSE Arca, Inc.
9.75% Archer Daniels Midland Co. ELKS due January 8, 2009	NYSE Arca, Inc.
13.5% Apple Inc. ELKS due March 6, 2009	NYSE Arca, Inc.
9% Time Warner Inc. ELKS due March 6, 2009	NYSE Arca, Inc.
US-EUR-JAP Basket LASERS due February 25, 2010	NYSE Arca, Inc.
S&P 500 Index LASERS due January 27, 2010	NYSE Arca, Inc.
eBay Inc. PACERS due November 26, 2008	NYSE Arca, Inc.
10% Comphanhia Vale do Rio Doce ADRs PACERS due August 11, 2009	NYSE Arca, Inc.
CBOE S&P 500 BuyWrite Index PISTONS due September 23, 2010	NYSE Arca, Inc.
S&P 100 Index PPN due April 29, 2010	NYSE Arca, Inc.
Nikkei 225 Index PPN due May 29, 2009	NYSE Arca, Inc.
Russell 1000 Growth Index PPN due March 2, 2009	NYSE Arca, Inc.
MSCI EAFE Index PPN due December 7, 2009	NYSE Arca, Inc.
DJIA PPN due January 25, 2010	NYSE Arca, Inc.
eBay Inc. PACERS due June 2, 2009	NYSE Arca, Inc.
S&P 500 Index PPN due December 30, 2008	NYSE Arca, Inc.
US-EUR-JAP Basket SMUN due February 4, 2009	NYSE Arca, Inc.
S&P 500 Index SMUN due December 4, 2008	NYSE Arca, Inc.
Dow Jones EURO STOXX 50 Index SMUN due February 6, 2009	NYSE Arca, Inc.

MSCI EAFE Index Stock Market Upturn Notes due September 4, 2009	NYSE Arca, Inc.
S&P 500 Index SMUN due October 6, 2009	NYSE Arca, Inc.
S&P 500 Index SMUN due May 7, 2009	NYSE Arca, Inc.
Nikkei 225 Index SMUN due December 4, 2008	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrants’ Securities to be Registered.

For a description of each class of securities to be registered hereunder, reference is made to the information contained in:

1.

The Registrants’ Prospectus Supplement dated June 24, 2005, related to the Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index With Potential Supplemental Interest at Maturity due December 30, 2008.

2.

The Registrants’ Prospectus Supplement dated August 25, 2005, related to the Principal-Protected Equity Linked Notes Based Upon the Russell 1000® Growth Index with Potential Supplemental Interest at Maturity Due March 2, 2009.

3.	The Registrants’ Prospectus Supplement dated September 26, 2005, related to the PISTONS Based Upon the CBOE S&P 500 BuyWrite Index due September 23, 2010.

4.

The Registrants’ Prospectus Supplement dated November 25, 2005, related to the 1.75% Principal-Protected Equity Linked Notes Based Upon the Nikkei 225 Stock AverageSM with Potential Supplemented Interest at Maturity due May 29, 2009.

5.	The Registrants’ Prospectus Supplement dated February 22, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due January 25, 2010.

6.	The Registrants’ Pricing Supplement dated May 24, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the MSCI EAFE Index® due December 7, 2009.

7.	The Registrants’ Pricing Supplement dated July 25, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the S&P 100® Index due April 29, 2010.

8.	The Registrants’ Pricing Supplement dated February 22, 2007, related to the Index LeAding StockmarkEt Return Securities Based Upon the U.S.-Europe-Japan Basket due February 25, 2010.

9.	The Registrants’ Pricing Supplement dated May 23, 2007, related to the Premium mAndatory Callable Equity-linked secuRitieS Based Upon the Common Stock of eBay Inc. due November 26, 2008.

10.	The Registrants’ Pricing Supplement dated May 24, 2007, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due December 4, 2008.

11.	The Registrants’ Pricing Supplement dated July 25, 2007, related to the StockMarket Upturn NotesSM Based Upon the U.S.-Europe-Japan Basket due February 4, 2009.

12.	The Registrants’ Pricing Supplement dated August 27, 2007, related to the StockMarket Upturn NotesSM Based Upon the Nikkei 225 Stock AverageSM due December 4, 2008.

13.	The Registrants’ Pricing Supplement dated October 25, 2007, related to the StockMarket Upturn NotesSM Based Upon the Dow Jones EURO STOXX 50 IndexSM due February 6, 2009.

14.	The Registrants’ Pricing Supplement dated November 20, 2007, related to the 14% Per Annum Equity Linked Securities Based Upon the Common Stock of Morgan Stanley due December 4, 2008.

15.	The Registrants’ Pricing Supplement dated November 20, 2007, related to the 12.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Alcoa Inc. due December 4, 2008.

16.	The Registrants’ Pricing Supplement dated November 26, 2007, related to the Premium mAndatory Callable Equity-linked secuRitieS Based Upon the Common Stock of eBay Inc. due June 2, 2009.

17.	The Registrants’ Pricing Supplement dated December 18, 2007, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Oracle Corporation due January 8, 2009.

18.	The Registrants’ Pricing Supplement dated December 18, 2007, related to the 9.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Archer Daniels Midland Company due January 8, 2009.

19.	The Registrants’ Pricing Supplement dated January 16, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Federal National Mortage Association due January 22, 2009.

20.	The Registrants’ Pricing Supplement dated January 22, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of AT&T Inc. due February 5, 2009.

21.	The Registrants’ Pricing Supplement dated January 24, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of EMC Corporation due February 5, 2009.

22.	The Registrants’ Pricing Supplement dated January 24, 2008, related to the Index LeAding StockmarkEt Return Securities Based Upon the S&P 500® Index due January 27, 2010.

23.	The Registrants’ Pricing Supplement dated January 25, 2008, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due May 7, 2009.

24.	The Registrants’ Pricing Supplement dated February 20, 2008, related to the 11.5% Per Annum Equity Linked Securities Based Upon the Common Stock of NYSE Euronext due March 5, 2009.

25.	The Registrants’ Pricing Supplement dated February 22, 2008, related to the Buffer Notes Based Upon the S&P 500® Index due March 5, 2010.

26.	The Registrants’ Pricing Supplement dated February 25, 2008, related to the 9% Per Annum Equity Linked Securities Based Upon the Common Stock of Time Warner Inc. due March 6, 2009.

27.	The Registrants’ Pricing Supplement dated February 25, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Apple Inc. due March 6, 2009.

28.	The Registrants’ Pricing Supplement dated March 13, 2008, related to the 8.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Exxon Mobil Corporation due March 25, 2009.

29.	The Registrants’ Pricing Supplement dated March 24, 2008, related to the 11% Per Annum Equity Linked Securities Based Upon the Common Stock of Celgene Corporation due April 6, 2009.

30.	The Registrants’ Pricing Supplement dated March 24, 2008, related to the 11.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Deere & Co. due April 6, 2009.

31.	The Registrants’ Pricing Supplement dated March 25, 2008, related to the Buffer Notes Based Upon the Financial Select Sector SPDR® Fund due April 8, 2010.

32.	The Registrants’ Pricing Supplement dated April 11, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Merck & Co. due April 29, 2009.

33.	The Registrants’ Pricing Supplement dated April 23, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Intel Corporation due May 7, 2009.

34.	The Registrants’ Pricing Supplement dated April 23, 2008, related to the 10.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Valero Energy Corp. due May 7, 2009.

35.	The Registrants’ Pricing Supplement dated April 24, 2008, related to the Buffer Notes Based Upon the Dow Jones Industrial AverageSM due May 7, 2010.

36.	The Registrants’ Pricing Supplement dated April 24, 2008, related to the Buffer Notes Based Upon the iShares® MSCI Emerging Markets Index Fund due May 7, 2010.

37.	The Registrants’ Pricing Supplement dated April 25, 2008, related to the 8% Per Annum Equity Linked Securities Based Upon the Common Stock of Exxon Mobil Corporation due September 4, 2009.

38.	The Registrants’ Pricing Supplement dated May 22, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Schlumberger Limited due June 5, 2009.

39.	The Registrants’ Pricing Supplement dated May 22, 2008, related to the 14% Per Annum Equity Linked Securities Based Upon the Common Stock of Research In Motion Limited due June 5, 2009.

40.	The Registrants’ Pricing Supplement dated May 23, 2008, related to the Strategic Market Access Notes Based Upon the Citi U.S. Equity Model Index due March 25, 2011.

41.	The Registrants’ Pricing Supplement dated May 23, 2008, related to the StockMarket Upturn NotesSM Based Upon the MSCI EAFE Index® due September 4, 2009.

42.	The Registrants’ Pricing Supplement dated June 23, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Amazon.com, Inc. due July 9, 2009.

43.	The Registrants’ Pricing Supplement dated June 23, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of J.C. Penney Company, Inc. due July 9, 2009.

44.	The Registrants’ Pricing Supplement dated June 24, 2008, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due October 6, 2009.

45.	The Registrants’ Pricing Supplement dated July 23, 2008, related to the 10% Per Annum Premium mAndatory Callable Equity-linked secuRitieS Based Upon the American Depositary Shares of Companhia Vale do Rio Doce due August 11, 2009.

46.	The Registrants’ Pricing Supplement dated July 24, 2008, related to the 9% Per Annum Equity Linked Securities Based Upon the Common Stock of Cisco Systems, Inc. due August 6, 2009.

47.	The Registrants’ Pricing Supplement dated July 24, 2008, related to the 12% Per Annum Equity Linked Securities Based Upon the Common Stock of International Game Technology due August 6, 2009.

48.	The Registrants’ Pricing Supplement dated July 24, 2008, related to the 11.5% Per Annum Equity Linked Securities Based Upon the American Depositary Receipts Representing the Shares of Nokia Corporation due August 6, 2009.

49.	The Registrants’ Pricing Supplement dated July 25, 2008, related to the Buffer Notes Based Upon the S&P 500® Index due February 4, 2010.

50.	The Registrants’ Pricing Supplement dated August 22, 2008, related to the Buffer Notes Based Upon the Financial Select Sector SPDR® Fund due March 4, 2010.

51.	The Registrants’ Pricing Supplement dated August 25, 2008, related to the 8.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Microsoft Corporation due September 4, 2009.

For a description of the securities referred to in 1 through 5 above, reference is also made to the information under the heading “Description of Debt Securities” on pages 9 through 17 of the Registrants’ Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01).

For a description of the securities referred to in 6 through 51 above, reference is also made to the information under the heading “Description of Debt Securities” on pages 8 through 20 of the Registrants’ Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), and the information under the heading “Description of the Notes” on pages S-7 through S-32 of the Registrants’ Prospectus Supplement dated April 13, 2006.

For a description of the securities referred to in 14, 15, 17 through 21, 24, 26 through 30, 32 through 34, 37 through 39, 42, 43, 46 through 48, and 51 above, reference is also made to the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the ELKS” and “Description of the ELKS” on pages EPS-2 through EPS-7, EPS-8 through EPS-14 and EPS-15 through EPS-25, respectively, of the Registrants’ ELKS Product Supplement dated March 22, 2007.

For a description of the securities referred to in 10 through 13, 23, 41, and 44 above, reference is also made to the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the Notes” and “Description of the Notes” on pages SPS-2 through SPS-7, SPS-8 through SPS-14 and SPS-15 through SPS-27, respectively, of the Registrants’ Stock Market Upturn NotesSM Product Supplement dated April 23, 2007.

All the above information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

99 (A). Prospectus dated May 3, 2005, incorporated by reference to Citigroup Funding Inc.’s filing under Rule 424(b)(5) dated May 24, 2005 (Registration No. 333-122925-01).

99 (B). Prospectus dated March 10, 2006, incorporated by reference to the Registrants’ Automatic Shelf Registration Statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01).

99 (C). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 13, 2006.

99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01).

99 (E). Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01).

99 (F). ELKS Product Supplement dated March 22, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 22, 2007.

99 (G). Stock Market Upturn NotesSM Product Supplement dated April 23, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 23, 2007.

99 (H). The Registrants’ Pricing Supplement dated May 23, 2008, related to the Strategic Market Access Notes Based Upon the Citi U.S. Equity Model Index due March 25, 2011, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 23, 2008.

99 (I). The Registrants’ Pricing Supplement dated January 22, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of AT&T Inc. due February 5, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated January 24, 2008.

99 (J). The Registrants’ Pricing Supplement dated November 20, 2007, related to the 12.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Alcoa Inc. due December 4, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 21, 2007.

99 (K). The Registrants’ Pricing Supplement dated June 23, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Amazon.com, Inc. due July 9, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 25, 2008.

99 (L). The Registrants’ Pricing Supplement dated February 25, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Apple Inc. due March 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 27, 2008.

99 (M). The Registrants’ Pricing Supplement dated December 18, 2007, related to the 9.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Archer-Daniels-Midland Company due January 8, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 19, 2007.

99 (N). The Registrants’ Pricing Supplement dated March 24, 2008, related to the 11% Per Annum Equity Linked Securities Based Upon the Common Stock of Celgene Corporation due April 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 26, 2008.

99 (O). The Registrants’ Pricing Supplement dated July 24, 2008, related to the 9% Per Annum Equity Linked Securities Based Upon the Common Stock of Cisco Systems, Inc. due August 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 28, 2008.

99 (P). The Registrants’ Pricing Supplement dated July 23, 2008, related to the 10% Per Annum Premium mAndatory Callable Equity-linked secuRitieS Based Upon the American Depositary Shares of Companhia Vale do Rio Doce due August 11, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 25, 2008.

99 (Q). The Registrants’ Pricing Supplement dated April 24, 2008, related to the Buffer Notes Based Upon the Dow Jones Industrial AverageSM due May 7, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 25, 2008.

99 (R). The Registrants’ Prospectus Supplement dated February 22, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due January 25, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 24, 2006.

99 (S). The Registrants’ Pricing Supplement dated March 24, 2008, related to the 11.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Deere & Co. due April 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 26, 2008.

99 (T). The Registrants’ Pricing Supplement dated October 25, 2007, related to the StockMarket Upturn NotesSM Based Upon the Dow Jones EURO STOXX 50 IndexSM due February 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated October 29, 2007.

99 (U). The Registrants’ Pricing Supplement dated January 24, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of EMC Corporation due February 5, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated January 24, 2008.

99 (V). The Registrants’ Pricing Supplement dated March 13, 2008, related to the 8.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Exxon Mobil Corporation due March 25, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 17, 2008.

99 (W). The Registrants’ Pricing Supplement dated August 25, 2008, related to the 8% Per Annum Equity Linked Securities Based Upon the Common Stock of Exxon Mobil Corporation due September 4, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 27, 2008.

99 (X). The Registrants’ Pricing Supplement dated January 16, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Federal National Mortage Association due January 22, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated January 18, 2008.

99 (Y). The Registrants’ Pricing Supplement dated March 25, 2008, related to the Buffer Notes Based Upon the Financial Select Sector SPDR® Fund due April 8, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 27, 2008.

99 (Z). The Registrants’ Pricing Supplement dated August 22, 2008, related to the Buffer Notes Based Upon the Financial Select Sector SPDR® Fund due March 4, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 26, 2008.

99 (AA). The Registrants’ Pricing Supplement dated April 23, 2008, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Intel Corporation due May 7, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 25, 2008.

99 (BB). The Registrants’ Pricing Supplement dated July 24, 2008, related to the 12% Per Annum Equity Linked Securities Based Upon the Common Stock of International Game Technology due August 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 28, 2008.

99 (CC). The Registrants’ Pricing Supplement dated June 23, 2008, related to the 13.5% Per Annum Equity Linked Securities Based Upon the Common Stock of J.C. Penney Company, Inc. due July 9, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 24, 2008.

99 (DD). The Registrants’ Pricing Supplement dated May 23, 2008, related to the StockMarket Upturn Notes SM Based Upon the MSCI EAFE Index® due September 4, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 28, 2008.

99 (EE). The Registrants’ Pricing Supplement dated April 11, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Merck & Co. due April 29, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 15, 2008.

99 (FF). The Registrants’ Pricing Supplement dated August 25, 2008, related to the 8.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Microsoft Corporation due September 4, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 26, 2008.

99 (GG). The Registrants’ Pricing Supplement dated November 20, 2007, related to the 14% Per Annum Equity Linked Securities Based Upon the Common Stock of Morgan Stanley due December 4, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 21, 2007.

99 (HH). The Registrants’ Pricing Supplement dated February 20, 2008, related to the 11.5% Per Annum Equity Linked Securities Based Upon the Common Stock of NYSE Euronext due March 5, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 22, 2008.

99 (II). The Registrants’ Prospectus Supplement dated November 25, 2005, related to the 1.75% Principal-Protected Equity Linked Notes Based Upon the Nikkei 225 Stock AverageSM with Potential Supplemented Interest at Maturity due May 29, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 29, 2005.

99 (JJ). The Registrants’ Pricing Supplement dated August 27, 2007, related to the StockMarket Upturn NotesSM Based Upon the Nikkei 225 Stock AverageSM due December 4, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 29, 2007.

99 (KK). The Registrants’ Pricing Supplement dated July 24, 2008, related to the 11.5% Per Annum Equity Linked Securities Based Upon the American Depositary Receipts Representing the Shares of Nokia Corporation due August 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 28, 2008.

99 (LL). The Registrants’ Pricing Supplement dated December 18, 2007, related to the 10.5% Per Annum Equity Linked Securities Based Upon the Common Stock of Oracle Corporation due January 8, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 19, 2007.

99 (MM). The Registrants’ Prospectus Supplement dated September 26, 2005, related to the PISTONS Based Upon the CBOE S&P 500 BuyWrite Index due September 23, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated September 28, 2005.

99 (NN). The Registrants’ Pricing Supplement dated May 24, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the MSCI EAFE Index® due December 7, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 26, 2006.

99 (OO). The Registrants’ Prospectus Supplement dated August 25, 2005, related to the Principal-Protected Equity Linked Notes Based Upon the Russell 1000® Growth Index with Potential Supplemental Interest at Maturity due March 2, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 29, 2008.

99 (PP). The Registrants’ Pricing Supplement dated May 22, 2008, related to the 14% Per Annum Equity Linked Securities Based Upon the Common Stock of Research In Motion Limited due June 5, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 23, 2008.

99 (QQ). The Registrants’ Pricing Supplement dated February 22, 2008, related to the Buffer Notes Based Upon the S&P 500® Index due March 5, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 26, 2008.

99 (RR). The Registrants’ Pricing Supplement dated July 25, 2008, related to the Buffer Notes Based Upon the S&P 500® Index due February 4, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 29, 2008.

99 (SS). The Registrants’ Pricing Supplement dated May 24, 2007, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due December 4, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 29, 2007.

99 (TT). The Registrants’ Pricing Supplement dated January 24, 2006, related to the Index LeAding StockmarkEt Return Securities Based Upon the S&P 500® Index due January 27, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated January 26, 2006.

99 (UU). The Registrants’ Pricing Supplement dated January 25, 2008, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due May 7, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated January 29, 2008

99 (VV). The Registrants’ Pricing Supplement dated June 24, 2008, related to the StockMarket Upturn NotesSM Based Upon the S&P 500® Index due October 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 26, 2008.

99 (WW). The Registrants’ Pricing Supplement dated May 22, 2008, related to the 10% Per Annum Equity Linked Securities Based Upon the Common Stock of Schlumberger Limited due June 5, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 27, 2008.

99 (XX). The Registrants’ Pricing Supplement dated February 25, 2008, related to the 9% Per Annum Equity Linked Securities Based Upon the Common Stock of Time Warner Inc. due March 6, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 26, 2008.

99 (YY). The Registrants’ Pricing Supplement dated July 25, 2007, related to the StockMarket Upturn NotesSM Based Upon the U.S.-Europe-Japan Basket due February 4, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 27, 2007.

99 (ZZ). The Registrants’ Pricing Supplement dated February 22, 2007, related to the Index LeAding StockmarkEt Return Securities Based Upon the U.S.-Europe-Japan Basket due February 25, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 26, 2007.

99 (AAA). The Registrants’ Pricing Supplement dated April 23, 2008, related to the 10.75% Per Annum Equity Linked Securities Based Upon the Common Stock of Valero Energy Corp. due May 7, 2009 , incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 25, 2008.

99 (BBB). The Registrants’ Pricing Supplement dated November 26, 2007, related to the Premium mAndatory Callable Equity-linked secuRitieS Based Upon the Common Stock of eBay Inc. due June 2, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 28, 2007.

99 (CCC). The Registrants’ Pricing Supplement dated May 23, 2007, related to the Premium mAndatory Callable Equity-linked secuRitieS Based Upon the Common Stock of eBay Inc. due November 26, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 25, 2007.

99 (DDD). The Registrants’ Pricing Supplement dated April 24, 2008, related to the Buffer Notes Based Upon the iShares® MSCI Emerging Markets Index Fund due May 7, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 28, 2008.

99 (EEE). The Registrants’ Pricing Supplement dated July 25, 2006, related to the Principal-Protected Equity Linked Notes Based Upon the S&P 100® Index due April 29, 2010, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated July 27, 2006.

99 (FFF). The Registrants’ Prospectus Supplement dated June 24, 2005, related to the Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index With Potential Supplemental Interest at Maturity due December 30, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 28, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)

By:	/s/ Martin A. Waters
Name: Martin A. Waters
Title: Assistant Treasurer

Citigroup Funding Inc. (Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title: Executive Vice President and Assistant Treasurer

Date: November 13, 2008